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                                                                      Exhibit 21


                      SUBSIDIARIES OF DOLLAR EXPRESS, INC.


Name                                                      State of Incorporation
----                                                      ----------------------
Dollar Express Stores, Inc.                               Pennsylvania
Dollar Express Royalties, Inc.                            Delaware
DE&S Finance Company                                      Delaware
Dollar Express Management, Inc.                           Pennsylvania